1 October 31, 2022 Michael Hutchinson Ridgewood, New Jersey Dear Mike, We are pleased to offer you employment with LivaNova USA Inc. (the “Company”), a wholly owned subsidiary of LivaNova PLC (“LivaNova”), as the Senior Vice President (SVP) Chief Legal Officer, effective from 14, November 2022 (your ‘start date’) on the terms and conditions set forth in this letter. In this role, you will report to me and serve as a member of the Executive Leadership Team (“ELT”) of LivaNova PLC. Your principal place of employment will be the Company’s office in Houston, Texas. Base Salary: You will receive an annual base salary of $490,000 (“Base Salary”), payable by the Company bi-weekly in accordance with its normal payroll practices and subject to all applicable withholdings and deductions. You will be eligible for a merit increase in 2023, at the same time as other executive officers of the Company. Annual Incentive Compensation: You will be eligible to participate in the Company’s annual Short Term Incentive Compensation Plan or any successor or replacement program, with each year’s annual bonus having a target of 65% of your Base Salary, calculated and payable in accordance with the Company’s normal practices. For the 2022 performance year, you will be eligible for a pro-rated annual bonus, payable based on the number of days you are employed during 2022 and based on the Company’s actual performance during 2022 relative to the established metrics. Long-Term Incentives: You will be eligible to participate in the Company’s Long-Term Incentive Plan (“LTIP”) beginning in 2023. The annual target grant-date aggregate value of awards made to you under the LTIP will be $1,000,000. Regular annual LTIP awards are comprised of Performance Share Units, Stock Appreciation Rights, and Time-Based Restricted Stock Units. Awards under the LTIP are subject to the approval of the Compensation Committee of LivaNova’s Board of Directors. Employee Health and Welfare Benefits: You will be offered the same benefits as all other US employees of the Company upon meeting eligibility requirements as provided for in any benefit plan documents, including participating in the Company’s 401(k) plan, and any benefits provided to other executives commensurate with your job level, such as tax advice. The Company reserves the right to change or terminate any aspect of our benefit offerings at any time.

2 New Hire Cash Bonus: You will receive a one-time cash bonus in the amount of $200,000 (less applicable withholdings and deductions) to be paid in three installments: 50% on the first payroll date after your start date; 25% on the first payroll date six months after your start date; and 25% on the first payroll date after the first anniversary of your start date, subject to your continued employment through the applicable vesting date. If you voluntarily terminate your employment with the Company within one (1) year of your start date, the Company reserves the right to seek a pro-rata repayment of this one-time bonus. One Time Restricted Stock Unit Grant: On LivaNova’s next quarterly equity grant date after your start date, we will recommend to the Compensation Committee that you be granted a one- time Restricted Stock Unit (“RSU”) award under the LTIP with a grant-date value of $500,000, vesting 25% per year on each of the first four anniversaries of the grant date. Relocation Assistance: You agree to relocate to Houston, Texas within 24 months after your start date. LivaNova provides assistance with your relocation from your current home in New Jersey to Houston, Texas by providing relocation services through the Company’s preferred vendor, including closing costs on the sale of your principal residence and on your new home, costs of the move of goods to your new home, and a miscellaneous allowance of $5,000. A copy of the relocation policy is attached. The miscellaneous allowance may be used to pay, for example, the costs for excess baggage or air shipment meant to address immediate needs while awaiting ground shipment delivery. Any possible tax liability arising from relocation assistance is your responsibility and will not be paid by the Company. If you voluntarily terminate your employment with the Company within one (1) year of your relocation, the Company reserves the right to seek full repayment of all paid or reimbursed relocation assistance costs, including Temporary Living costs described below. Temporary Living: During the first twelve months of your employment, you will be provided accommodation in London sufficient to meet your needs for the time that you spend in LivaNova’s London office. For your relocation to Houston, the Company supports temporary living expenses for up to $12,000 in the host location while you and your spouse are in between permanent housing. Temporary living expenses are covered in accordance with LivaNova’s travel and expense policies. Please retain receipts for these expenses. Stock Ownership Policy: LivaNova’s stock ownership policy requires you to maintain ownership of LivaNova equity with a market value equal to three times your current salary. At Will Employment: Your employment is “at will” and may be terminated with or without cause, and with or without notice, at any time by the Company or by you; provided that you shall be required to give the Company two (2) months’ advance written notice of the voluntary termination of your employment. Providing notice does not create an express or implied contract for continued

3 employment or employment for a fixed period. If your employment is terminated by the Company without cause, then contingent upon your execution, within 30 days following receipt, of a release of claims in a form provided by the Company, and such release becoming effective according to its terms, the Company shall provide you with a lump-sum severance payment equal to twelve (12) months of your then-current base salary (less applicable withholdings and deductions), which shall be paid within 30 days following your termination date, and any other benefits to which you may be entitled under the Company’s severance policies and practices for executive officers. This letter is not intended to alter the employment-at-will relationship between you and the Company in any way. It does, however, supersede any other written or verbal representation made by a representative of the Company or LivaNova relative to your employment with the Company. Representations: You have not entered into any agreements, understandings, or arrangements with any person or entity that you would breach as a result of, or that would in any way preclude or prohibit you from accepting this offer of employment, being employed with the Company, or performing any of the duties and responsibilities provided for in this letter. You do not possess any confidential, proprietary business information belonging to any former employer and you will not use any confidential, proprietary business information belonging to any former employer in connection with your employment with the Company. Conditions: This employment offer is conditional upon: (a) satisfactory completion, in the Company’s sole discretion, of a pre-employment background investigation, which may include, but not be limited to, a review of academic records, employment history, consumer credit, criminal history, driving record, references, and drug screening; (b) the Company receiving proof of your authorization to work in the United States; and (c) your execution of the Company’s “Confidentiality Agreement” and “Inventions, Confidentiality and Non-Compete Agreement” on your start date. Entire Agreement: This letter constitutes the entire agreement between you and the Company relating to the subject matter hereof and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This letter may be amended or modified only by a written agreement, signed by you and the Company. No oral waiver, amendment or modification will be effective. Governing Law: This letter will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of law principles thereof.

4 If the terms and conditions of this offer of employment are acceptable to you, please sign below and return this letter to me. LivaNova USA Inc. LivaNova PLC ______________________________ ______________________________ Damien McDonald Damien McDonald Acceptance of Offer: I have read and understood, and I accept all the terms of the offer of employment as set forth in the foregoing letter. _______________________________ Date: _________________ Michael Hutchinson